CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial
Highlights" and "Counsel and Independent Registered Public Accounting Firm" and
to the use of our report dated June 15, 2005, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-7496 and
811-4764) of Dreyfus Premier Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York
August 23, 2005